UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60610
(Address of principal executive offices)	(Zip Code)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 13, 2007, the Compensation Committee of the Board of Directors of InnerWorkings, Inc. (the “Company”) approved the 2007 Annual Incentive Plan (the “Plan”) for, among others, the Company’s principal executive officer, principal financial officer and other named executive officers. The Plan provides for bonus awards (“Bonus Awards”) based on the Company’s achievement of certain net income amounts in 2007 established by the Compensation Committee. Pursuant to the Plan, a participant is eligible to earn a Bonus Award equal to a certain percentage of his or her base salary, depending on the participant’s position with the Company and the amount of net income earned by the Company in 2007. For the named executive officers, the target Bonus Awards are 100% of base salary for the Chief Executive Officer and the Chief Operating Officer, 75% of base salary for the Chief Financial Officer and the Executive Vice President of Sales and 20% of base salary for the Chief Technology Officer, and the maximum Bonus Awards payable under the Plan are 2x such target amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: February 20, 2007	By:	/s/ Nicholas J. Galassi
	Name:	Nicholas J. Galassi
	Title:	Chief Financial Officer